Exhibit 23

               Consent of Independent Certified Public Accountants

       We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44769) of our report dated December 15, 2000 relating to the financial statements which appears in the 2000 Annual Report to Shareholders of Nobility Homes, Inc., which is incorporated by reference in Nobility Homes, Inc.'s Annual Report on Form 10-K for the fiscal year ended November 4, 2000.



PricewaterhouseCoopers LLP

Tampa, Florida
February 1, 2001